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                                                           EXHIBIT 23(b)


                           CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 of our report, dated March 22, 1996, on our audits of the consolidated financial statements of Parisian, Inc. as of January 28, 1995 and February 3, 1996, and for the years ended January 29, 1994, January 28, 1995, and February 3, 1996. We also consent to the reference to our firm under the caption "Experts."



                                                /s/ Coopers & Lybrand L.L.P.
                                                ----------------------------
                                                    COOPERS & LYBRAND L.L.P.


Birmingham, Alabama
December 4, 1997